1

   As filed with the Securities and Exchange Commission on September 13, 2004

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  RETALIX LTD.
             (Exact name of Registrant as specified in its charter)




           Israel                                    Not Applicable
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                                10 Zarhin Street                43000
                                 Raanana, Israel               (Zip Code)
                    (Address of Principal Executive Offices)

                         2004 ISRAELI SHARE OPTION PLAN
                            (Full title of the plan)
                         ------------------------------

                                Retalix USA Inc.
                        6100 Tennyson Parkway, Suite 150
                               Plano, Texas 75093
                     (Name and address of agent for service)
                                 (469) 241-8400
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               Adam M. Klein, Adv.
                           Goldfarb, Levy, Eran & Co.
                                2 Weizmann Street
                             Tel Aviv 64239, Israel
                              Tel: +972-3-608-9999
                              Fax: +972-3-608-9909
                              ---------------------


                         CALCULATION OF REGISTRATION FEE

============================ ====================== ========================= ====================== =====================
 Title of securities to be       Amount to be           Proposed maximum        Proposed maximum          Amount of
        registered           ---------------------  offering price per share   aggregate offering      registration fee
                               registered(1)(2)                                       price
---------------------------- ---------------------- ------------------------- ---------------------- ---------------------


Ordinary Shares,  par value          600,000(3)               $18.56                $11,136,000          $1,410.93
NIS 1.00  per share


(1) Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the registrant's Second 1998 Share Option Plan (the "Plan") also related to an aggregate of 1,500,000 shares previously registered on Form S-8 Registration Number 333-09840, an aggregate of 1,080,000 shares previously registered on Form S-8 Registration Number 333-12146, an aggregate of 1,620,000 shares previously registered on Form S-8 Registration Number 333-14238, and an aggregate of 800,000 shares previously registered on Form S-8 Registration Number 333-109874.

(2) This Registration Statement shall also cover any additional ordinary shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's ordinary shares.

(3) Issuable pursuant to options that have yet to be granted under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Retalix Ltd., an Israeli company ("Retalix"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) Retalix's annual report filed on Form 20-F for the fiscal year ended December 31, 2003, filed on June 29, 2004.

         (b) Retalix's Reports of Foreign Private Issuer on Form 6-K filed with the Commission on May 17, 2004 and August 4, 2004.

         (c) The description of Retalix's Ordinary Shares, par value NIS 1.00, to be offered hereby is contained in Retalix's Registration Statement on Form 8-A filed with the Commission on June 15, 1998, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description

         All documents subsequently filed by Retalix with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K submitted by Retalix to the Commission during such period, or portions thereof, that are identified in such forms as being incorporated into this Registration , shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Israeli Companies Law - 1999 (the "Companies Law") permits a company to exempt from liability an office holder for the breach of his or her duty of care towards the company, but not for the breach of his or her duty of loyalty. The aforementioned exemption from the breach of the duty of care can also be made in advance, if the company's articles of association include a provision permitting this.

         According to the Companies Law, a company is entitled, if its articles of association so provide, to indemnify an office holder for the following liability or expenses borne by him or her as a result of an act performed in his or her capacity as an office holder:

           (1) a financial obligation imposed upon him or her in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court; or

           (2) reasonable litigation expenses, including attorneys' fees, expended by an office holder or charged to him or her by a court, in a proceeding instituted against him or her by the company or on its behalf or by another person, or in a criminal charge from which he or she was acquitted, or in a criminal charge in which he or she was convicted of a criminal offense that does not require proof of criminal intent.

         A provision in the company's articles of association that relates to indemnification can be:

(1) a provision authorizing the company to give an undertaking in advance to indemnify an office holder, as long as that undertaking is limited to categories of events which the board of directors deems to be foreseeable on the date of the undertaking to indemnify and limited in amount as determined by the board of directors to be reasonable under the circumstances; or

(2) a provision that permits a company to indemnify an office holder retroactively.

           According to the Companies Law, a company is entitled to, if an appropriate provision is included in its articles of association, obtain an insurance police for the liability of an office holder for an act performed by such person in his or her capacity as an office holder with respect to:

           (1) a breach of the office holder's duty of care towards the company or another;

           (2) a breach of the office holder's duty of loyalty towards the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company; or

           (3) a financial obligation imposed upon him or her in favor of another person.

         The Companies Law provides that a company may not indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

           (1) a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

           (2) a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

           (3) any act or omission done with the intent to derive an illegal personal benefit; or

           (4)       any fine levied against the office holder.



         The articles of association of Retalix provide that, subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under applicable law, the company may resolve to exempt in advance an office holder from all or part of his or her responsibility or liability for damages caused to the company due to a breach of such office holder's duty of care towards the company.

         The articles of association of Retalix provide that, subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under applicable law, the company may indemnify an office holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such office holder in his or her capacity as an office holder of the company:

(1) a monetary liability imposed on an office holder pursuant to a judgment in favor of another person, including a judgment imposed on such office holder in a settlement or in an arbitration decision that was approved by a court of law; and

(2) reasonable legal expenses, including attorney's fees, which the office holder incurred or with which the office holder was charged by a court of law, in a proceeding brought against the office holder, by the company, on its behalf or by another person, or in a criminal prosecution in which the office holder was acquitted, or in a criminal prosecution in which the office holder was convicted of an offense that does not require proof of criminal intent.

         The foregoing indemnification may be provided by Retalix (a) retroactively and (b) as a commitment in advance to indemnify an office holder, provided that such commitment shall be limited to (i) such events that in the opinion of the board of directors can be foreseen at the time the undertaking to indemnify is provided, (ii) to the amounts that the board of directors deems reasonable under the circumstances, and (iii) a total amount of indemnification (for all persons Retalix has resolved to indemnify for the matters and in the circumstances described herein) not to exceed, in the aggregate, one quarter (25%) of Retalix's total shareholders equity at the time of the actual indemnification.

         The articles of association of Retalix provide that, subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, Retalix my enter into an agreement to insure an office holder for any responsibility or liability that may be imposed on such office holder in connection with an act performed by such office holder in his or her capacity as an office holder, with respect to each of the following:

(1) violation of the duty of care of the officeholder towards Retalix or towards another person;

(2) a breach of the fiduciary duty towards Retalix, provided, that the office holder acted in good faith and with reasonable grounds to assume that such action would not prejudice the benefit of Retalix; and

(3) a financial obligations imposed on the office holder for the benefit of another person.

         The articles of association also provide that Retalix may not indemnify an office holder for, or procure insurance to cover, any of the following:

(1) a breach of an office holder's fiduciary duty, except if such office holder acted in good faith and with reasonable grounds to assume that such action would not prejudice the benefit of Retalix;

(2) a grossly negligent or intentional violation of an office holder's duty of care;

(3)               an action intended to reap a personal gain illegally; and

(4)               a fine or ransom levied on an office holder.

         Retalix has purchased directors' and officers' liability insurance which will cover certain of the matters for which the office holders are indemnified.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.        Description

4.1                2004 Israeli Share Option Plan

4.2                Form of Share Option Agreement.

4.3*               Articles of Association, adopted May 10, 2001.

5.1 Opinion of Goldfarb, Levy, Eran & Co. with respect to the legality of the securities being registered.

23.1               Consent of Kesselman & Kesselman, Independent Auditors.

23.2               Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit
                   5. 1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).


* Incorporated herein by reference to Exhibit 4.3 filed with Retalix's Registration Statement on Form S-8 on December 28, 2001.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raanana, State of Israel, on the 31st day of August, 2004.

                                  RETALIX LTD.


                                        By: /s/ Barry Shaked
                                            ---------------------

                                        Barry Shaked, Chairman of the Board
                                        (Principal Executive Officer), Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry Shaked and Danny Moshaioff, or either of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE               TITLE                                    DATE


/s/ Barry Shaked        Chairman of the Board                   August 31, 2004
----------------        Principal Executive Officer, Director
Barry Shaked


/s/ Danny Moshaioff     Chief Financial Officer                August 31, 2004
-------------------     Principal Financial and Accounting Officer
Danny Moshaioff


/s/ Brian Cooper        Director                               August 31, 2004
----------------
Brian Cooper


/s/ Sigal Hoffman       Director                               August 31, 2004
-----------------
Sigal Hoffman

/s/ Ilan Horesh         Director                               August 15, 2004
---------------
Ilan Horesh


/s/ Elhanan Streit      Director                               August 31, 2004
------------------
Elhanan (Elli) Streit


/s/ Ian O'Reilly        Director                               August 31, 2004
----------------
Ian O'Reilly


------------------
Amnon Lipkin-Shahak     Director                               August __, 2004

Authorized Representative in the United States

RETALIX USA INC.


By : /s/ Barry Shaked
     ------------------

     Barry Shaked
     Chairman of the Board and Director

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
4.1                2004 Israeli Share Option Plan.

4.2                Form of Share Option Agreement.

4.3 *              Articles of Association, adopted May 10, 2001.

5.1 Opinion of Goldfarb, Levy, Eran & Co. with respect to the legality of the securities being registered.

23.1               Consent of Kesselman & Kesselman, Independent Auditors.

23.2               Consent of Goldfarb, Levy, Eran & Co. (included in
                   Exhibit 5. 1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).

* Incorporated herein by reference to Exhibit 4.3 filed with Retalix's Registration Statement on Form S-8 on December 28, 2001.

                                   Exhibit 4.1


                                  Retalix Ltd.
                         2004 Israeli Share Option Plan


                               A. NAME AND PURPOSE

         1. Name: This plan, as amended from time to time, shall be known as the "Retalix Ltd. 2004 Israeli Share Option Plan" (the "Plan").

         2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and contractors of Retalix Ltd., a company incorporated under the laws of the State of Israel (the "Company"), or any subsidiary or affiliate thereof (where applicable in this Plan, the term "Company" shall include any subsidiary or affiliate of the Company), by providing them with opportunities to purchase Ordinary Shares, nominal value of
1.00 New Israeli Shekel each ("Shares") of the Company, pursuant to a plan approved by the Board of Directors of the Company (the "Board") which is designed to benefit from, and is made pursuant to, the provisions of either
Section 102 or Section3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the "Ordinance"), as applicable, and the rules and regulations promulgated thereunder.

                   B. GENERAL TERMS AND CONDITIONS OF THE PLAN

         3.       Administration:

                  3.1 The Board may appoint a Share Incentive Committee or other committee of the board, which will consist of such number of Directors of the Company, as may be fixed from time to time by the Board. The Board shall appoint the members of such committee, may from time to time remove members from, or add members to, such committee and shall fill vacancies in such committee however caused. The Plan will be administered by such committee, or by the Board (including, but not limited to, actions which the Share Incentive Committee is not permitted to take according to Section 112 of the Companies Law, 1999 (the "Companies Law")) (the Board or its committee, as applicable - the "Committee").

                  3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

                  3.3 Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time to determine (i) the persons ("Grantees") to whom options to purchase Shares (the "Options") shall be granted, (ii) the time or times at which the same shall be granted, (iii) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, (iv) rules and provisions as may be necessary or appropriate to permit eligible Grantees who are not Israeli residents to participate in the Plan and/or to receive preferential tax treatment in their country of residence, with respect to the Options granted hereunder, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. Unless otherwise determined by the Committee for a specific grant or grants of Options, each Option will be exercisable, under the terms of this Plan, into one Share of the Company.

                  3.4 Subject to the general terms and conditions of the Plan and the Ordinance, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:

                               (a) with respect to the grant of 102 Options
(as defined in Section 5.1(a)(i) below) - whether the Company shall elect the "Ordinary Income Route" under Section 102(b)(1) of the Ordinance (the "Ordinary Income Route") or the "Capital Gains Route" under Section 102(b)(2) of the Ordinance (the "Capital Gains Route") (each of the Ordinary Income Route or the Capital Gains Route - a "Taxation Route") for the grant of 102 Options, and the identity of the trustee who shall be granted such 102 Options in accordance with the provisions of this Plan and the then prevailing Taxation Route.

                                   Unless  otherwise  permitted  by  the
Ordinance,   in  the  event  the  Committee determines that the Company shall elect one of the Taxation Routes for the grant of 102 Options, the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing Taxation Route; and

                               (b) with respect to the grant of 3(9) Options
(as defined in Section 5.1(a)(ii) below) - whether or not 3(9) Options shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee who shall be granted such 3(9) Options in accordance with the provisions of this Plan.

                  3.5 Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102 Options that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Ordinance ("102(c) Options").

                  3.6 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan, as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

                  3.7 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Option or Share issuance thereunder unless otherwise determined by the Board.

         4.       Eligible Grantees:

                  4.1 The Committee, at its discretion, may grant Options to any employee, director, consultant or contractor of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Options to office holders shall be authorized and implemented only in accordance with the provisions of applicable law.

                  4.2 The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company.

         5. Grant of Options, Issuance of Shares, Dividends and Shareholder
Rights:

                  5.1      Grant of Options and Issuance of Shares.

                               (a) Subject to the provisions of the Ordinance
and applicable law (it being understood that, unless otherwise determined by the Committee, the following shall not apply to Options granted to non-Israeli Grantees),

                                       (i) all grants of Options to employees,
directors and office holders of the Company, other than to a Controlling Shareholder of the Company (i.e., "Baal Shlita", as such term is defined in Section 32(9) of the Ordinance), shall be made only pursuant to the provisions of Section 102 of the Ordinance, the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 ("102 Rules") and any other regulations, rulings, procedures or clarifications promulgated thereunder ("102 Options"), or any other section of the Income Tax Ordinance that will be relevant for such issuance in the future; and

                                    (ii) all grants of Options to consultants,
contractors or Controlling Shareholders of the Company shall be made only pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder ("3(9) Options"), or any other section of the Ordinance that will be relevant for such issuance in the future.

                                    (iii)   Notwithstanding the aforesaid in
Sections 5.1(a)(i) and 5.1 (a)(ii), the Committee, at it discretion, may grant Options to any employee, director, consultant or contractor of the Company pursuant to the provisions of any tax ruling provided to the Company with respect to such Options by the Israeli Commissioner of Income Tax.

                               (b) Subject to Sections 7.1 and 7.2 hereof,  the
effective date of the grant of an Option (the "Date of Grant") shall be the date the Committee resolves to grant such Option, unless specified otherwise by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice (the "Notice of Grant") of the grant of an Option.

                               (c) Trust. In the event Options are deposited
under the Plan with a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and, with respect to Options under a Taxation Route, approved by the Israeli Commissioner of Income Tax (the "Trustee"), the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the Grantee in respect of whom such Option was granted (the "Beneficial Grantee").

                                In accordance with Section 102, the tax
benefits afforded to 102 Options (and any Shares issued upon exercise thereof) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Options for a period of at least (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Ordinary Income Route, or
(ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such other period as shall be prescribed by the Ordinance or approved by the Israeli Commissioner of Income Tax (collectively the "Trust Period").

                                   With respect to 102 Options granted to the
Trustee, the following shall apply:

                                    (i) A Grantee granted 102 Options will not
be entitled to sell the Shares issued upon exercise thereof (the "Exercised Shares") or to transfer such Exercised Shares (or such 102 Options) from the Trust prior to the lapse of the Trust Period;

                                   (ii) Any and all rights issued in respect of
the Exercised Shares, including bonus shares but excluding cash dividends ("Rights"), shall be deposited with the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

                                   (iii) Notwithstanding the aforesaid,
Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares (or 102 Options) or Rights from Trust, prior to the lapse of the Trust Period, provided, however, that tax is paid or withheld in accordance with Section 102(b)(4) of the Ordinance and/or Section 7 of the 102 Rules. However, the Committee may, in its sole discretion, require a Grantee not to sell the Exercised Shares or transfer the Options in the Grantee's name prior to the lapse of the Trust Period.

                                   (iv) All certificates representing Exercised
Shares held in Trust under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

                                (d) Subject to the terms hereof and specifically
the provisions of Section 9 herein, at any time after the Options have vested, with respect to any Options or Shares the following shall apply: Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

                  5.2 Guarantee. In the event a 102(c) Option is granted to a Grantee who is an employee at the time of such grant, if the Grantee's employment is terminated, for any reason, such Grantee shall provide the Company with a guarantee or collateral securing the payment of all taxes required to be paid upon the sale of the Shares issued upon exercise of such 102(c) Option.

                  5.3 Dividend. All Shares issued upon the exercise of Options granted under this Plan shall entitle the Grantee thereof to receive dividends with respect thereto. For so long as Shares are held in the Trust, the dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Grantee, and the Company shall provide appropriate notification to the Trustee of such distribution.

                  5.4 Shareholder Rights. Unless otherwise provided herein, the holder of an Option shall have no shareholder rights with respect to the Shares underlying such Option until such person shall have exercised the Option, paid the exercise price and become the record holder of the purchased Shares. Subject to the provisions of the Plan and the provisions of the Articles of Association of the Company, the Exercised Shares shall entitle the Grantee thereof to full shareholder rights, including voting and dividend rights, with respect to such Exercised Shares. As long as the Exercised Shares are registered in the name of the Trustee, the voting rights at the Company's general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings, and may, in its sole discretion, empower another person, including the respective Beneficial Grantee, to vote in name and in place of the Trustee according to such Beneficial Grantee's instructions, if provided.

         6. Reserved Shares: The total number of Shares that may be subject to Options granted under this Plan shall not exceed 2,000,000 in the aggregate, subject to adjustments as provided in Section 11 hereof. Without derogating from the foregoing, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of the Plan, previously issued Shares that are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies Law). All Shares under the Plan, in respect of which the right of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

         7.       Grant of Options:

                  7.1 The implementation of the Plan and the granting of any Option under the Plan shall be subject to the Company's procurement of all approvals and permits required by applicable law or regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Exercised Shares.

                  7.2 The Notice of Grant shall state, inter alia, the number of Shares subject to each Option, the vesting schedule, the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options or 3(9) Options or other type of Options, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Each Notice of Grant evidencing a 102 Option shall, in addition, be subject to the provisions of the Ordinance applicable to such Options.

                  7.3 Validity and Vesting. Without derogating from the rights and powers of the Committee under this Section 7.3, unless otherwise specified by the Committee, the Options shall be valid for a term of ten (10) years from the Date of Grant and thereafter expire. Subject to Section 10 hereof, unless determined otherwise by the Committee, the Vesting Period pursuant to which Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Exercised Shares, shall be such that all Options shall be fully vested on the first business day following the passing of three (3) years from the Date of Grant, as follows: 1/3 of such Options shall vest on the first anniversary of the Adoption Date (the "Adoption Date" for the purpose of this Plan means the Date of Grant or any other date determined by the Committee for a given grant of Options). A further 1/3 of such Options shall vest on each of the second, and third anniversaries of the Adoption Date.

                     "Vesting Period" of an Option means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which the Grantee may exercise the rights awarded pursuant to the terms of the Option. Unless otherwise determined by the Committee, any period in which the Grantee shall not be employed by the Company (or, in the case of consultants, contractors or directors, shall not be in the service of the Company) or in which the Grantee shall have taken an unpaid leave of absence, shall not be included in the Vesting Period.

                  7.5 Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Committee shall deem appropriate.

                  7.5 Repricing. Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, without the approval of the Shareholders of the Company, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option (and related Notice of Grant) so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price (see
Section 8 below) of outstanding Options. At the full discretion of the Committee such actions may be brought before the shareholders of the Company for their approval.

         8. Exercise Price: The exercise price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion, subject to applicable law.

         9. Exercise of Options:

                  9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

                  9.2 The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by the Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and complying with such other terms and conditions as the Committee shall prescribe from time to time.

                  9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares underlying such Options shall again be available for grant through Options under the Plan, as provided for in Section 6 herein, provided the Plan shall be in force at such time.

                  9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank's check payable to the order of the Company, or such other method of payment acceptable to the Company.

                  9.5 Notwithstanding the provisions of Section 9.4 above, the Company will be entitled in its sole discretion on a case-by-case basis, to allow payment of the Exercise Price out of the proceeds from the sale of the Exercised Shares, provided that the Company has ascertained the Grantee's ability to pay the exercise price at that time. Grantees are not entitled to demand that the Company, and the Company shall not be required to, act as described in this Section 9.5.

         10. Termination of Employment:

                  10.1 Employees. In the event that a Grantee who was an employee of the Company on the Date of Grant of any Options to him or her ceases, for any reason, to be employed by the Company (the "Cessation of Employment"), all Options theretofore granted to such Grantee when such Grantee was an employee of the Company shall terminate as follows:

                              (a) The date of the Grantee's Cessation of
Employment shall be the date on which the employee-employer relationship between the Grantee and the Company ceases to exist (the "Date of the Cessation").

                              (b) All such Options that are not vested at the
Date of Cessation shall terminate immediately.

                              (c) If the Grantee's Cessation of Employment is by
reason of such Grantee's death or "Disability" (as hereinafter defined), such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee's guardian, legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution, at any time until 180 days from the Date of Cessation, and shall thereafter terminate.

                                  For purposes hereof, "Disability" shall mean
the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that is expected to result in such person's death or to continue for a period of six (6) consecutive months or more.

                              (d) If the Grantee's Cessation of Employment is
due to any reason other than those stated in Sections 10.1(c), 10.1(e) and 10.1(f) herein, such Options (to the extent vested at the Date of Cessation) shall be exercisable at any time until (i) the Date of Cessation; or (ii) in the event the Grantee's Cessation of Employment is initiated by the Company and the Grantee receives an applicable one-time payment from the Company in lieu of a notice period, 15 days after the Date of Cessation; and shall thereafter terminate, provided, however, that if the Grantee dies within such period, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until 180 days from the Date of Cessation, and shall thereafter terminate.

                              (e)Notwithstanding the aforesaid, if the Grantee's
Cessation of Employment is due to (i) breach of the Grantee's duty of loyalty towards the Company, or (ii) breach of the Grantee's duty of care towards the Company, or (iii) the commission any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (vii) any act or omission by the Grantee which would allow for the termination of the Grantee's employment without severance pay, according to the Severance Pay Law, 1963, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

                             (f) If a Grantee retires, he shall, subject to the
approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.

                             (g) Whether the Cessation of Employment of a
particular Grantee is by reason of "Disability" for the purposes of paragraph 10.1(c) hereof or by virtue of "retirement" for purposes of paragraph 10.1(f) hereof, or is a termination of employment other than by reason of such Disability or retirement, or is for reasons as set forth in paragraph 10.1(e) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

                             (h) Notwithstanding the aforesaid, under no
circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

                  10.2 Directors, Consultants and Contractors. In the event that a Grantee, who is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such, the provisions of Sections 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(g) and 10.2(h) above shall apply, mutatis mutandis. For the purposes of this Section 10.2, "Date of Cessation" shall mean:

                             (a) with  respect to  directors - the date on which
the  director  ceases to serve as a director of the Company; and

                             (b) with respect to consultants and contractors -
the date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company expires or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

                  10.3 Notwithstanding the foregoing provisions of this Section 10, the Committee shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

                             (a) extend the period of time for which the Option
is to remain exercisable following the Date of Cessation to such greater period of time as the Committee shall deem appropriate, but in no event beyond the specified expiration of the term of the Option;

                             (b) permit the Option to be exercised, during the
applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

         11.      Adjustments, Liquidation and Corporate Transaction:

                  11.1     Definitions:

                           "Corporate  Transaction"  means  the  occurrence,  in
a single transaction or in a series of related transactions, of any one or more of the following events:

                                 (i) a sale or other disposition of all or
substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;

                                 (ii) a sale or other  disposition of at least
eighty percent (80%) of the outstanding  securities of the Company;

                                 (iii) a merger, consolidation or similar
transaction following which the Company is not the surviving corporation; or

                                 (iv) a merger, consolidation or similar
transaction following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

                  11.2 Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares subject to each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares subject to each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." The Committee, whose determination in that respect shall be binding and conclusive, shall execute such adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                  11.3 Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his Option, including any Option which would not otherwise be exercisable.

                  11.4     Corporate Transaction.

                              (a) Upon a Corporate Transaction involving another
corporation or a parent or subsidiary of such other corporation (each, a "Successor Entity"), then, unless otherwise determined by the Board, immediately prior to the effective date of such Corporate Transaction, each Option shall, at the sole and absolute discretion of the Committee, either:

                                   (i) be substituted for an option to purchase
securities of the Successor Entity (the "Successor Entity Option") such that the Grantee may exercise the Successor Entity Option for such number and class of securities of the Successor Entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; or

                                   (ii) be assumed by the Successor Entity such
that the Grantee may exercise the Option for such number and class of securities of the Successor Entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; or

                                   (iii) automatically vest in full so that the
Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the Shares at that time subject to the Option and may be exercised for any or all of those Shares;

                                    In the event of a clause (i) or clause (ii)
action, appropriate adjustments shall be made to the exercise price per Share to reflect such action.

                                    Immediately following the consummation of
the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the Successor Entity.

                              (b) Notwithstanding the foregoing, the Committee
shall have full authority and sole discretion to determine that any of the provisions of Sections 11.4(a)(i), 11.4(a)(ii) or 11.4(a)(iii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of the Successor Entity, or in which such consideration is solely cash or assets other than securities of the Successor Entity.

                  11.5 Sale. In the event that all or substantially all of the issued and outstanding share capital of the Company is to be sold (the "Sale"), each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Options in the Company, provided, however, that each such Share or Option shall be sold at a price equal to that of any other Share sold under the Sale (minus the applicable exercise price), while accounting for changes in such price due to the respective terms of any such Option, and subject to the absolute discretion of the Board.

                  11.6 The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         12. Limitations on Transfer: No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

         13.      Term and Amendment of the Plan:

                  13.1 The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Options in connection with a Corporate Transaction. All Options outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Options.

                  13.2 Subject to applicable laws and regulations, the Board in its discretion may, at any time and from time to time, amend this Plan, including effecting the following amendments without the approval of the Shareholders of the Company: (i) expanding the class of participants eligible to participate in the Plan; and/or (ii) expanding the types of options or awards provided under the Plan and/or (iii) extending the duration of the Plan. However, no amendment or modification shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the applicable Grantee consents to such amendment or modification.

         14. Withholding and Tax Consequences: The Company's obligation to deliver Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations (of the Company or the Grantee or the Trustee) regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or the Grantee or the Trustee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

         15.      Miscellaneous:

                  15.1 Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Option granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

                  15.2 Rights Deriving from Employee-Employer Relationship. Any gain or income credited or attributable to a Grantee (or deemed as such) as a result of this Plan will not be taken into account when calculating the basis for entitlement of the Grantee to any social rights or benefits, or any other benefits deriving from an employee-employer relationship between the Grantee and the Company.

                 15.3 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

                 15.4 Use of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes of the Company.

                 15.5 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

                 15.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                      * * *

                                   Exhibit 4.2
                         Form of Share Option Agreement

                                  Retalix Ltd.

                             Personal - Confidential

                                      Date:


Dear [Employee Name]

                           Re:      Notice of an Option Award according to
                                    Section 102 of the Income Tax Ordinance

         We are happy to notify you that on May 10, 2003 (the "Resolution Date") the Board of Directors of Retalix Ltd. (the "Company") resolved to grant you the right to purchase shares of the Company on specific terms ("Options"). The Options were granted to a trustee approved by the income tax authorities for this purpose, G.L.E 102 Trusts (the "Trustee"), who will hold them in trust on your behalf, all as set forth in Section 6 below.

         This grant demonstrates our deep appreciation of your productive work in the Company and your contribution to its success, and is aimed at fostering your future participation in the Company's activity and growth. We wish you and all of us much success in our joint path. We wish to remind you that the details of this Award Notice are personal and confidential. Please do not discuss the matter with any person other than the authorized personnel - the VP to whom you are assigned, the CFO, the VP of human resources and the Comptroller.

         The main terms of the Options granted to you are as follows:

1. The Number of Options:
   ----------------------

   You are granted ___________ (________) Options, each to purchase one Ordinary Share of the Company, nominal value NIS 1.00 ("Share").

2. Exercise price:
   ----------------

   USD18.56 per Share.

3. Vesting period of the Options:
   -----------------------------

   The Vesting Period (as defined below) of the Options shall be such that the Options shall become exercisable by you as follows:


o  1/3 of the Options (____ Options) will be exercisable from December 31, 2004;

o  2/9 the Options (____ Options) will be exercisable from December 31, 2005

o  2/9 the Options (____ Options) will be exercisable from December 31, 2006

o  2/9 the Options (____ Options) will be exercisable from December 31, 2007.

         It is hereby clarified that the "Vesting Period" means the period between the Resolution Dated and the date on which the Options become exercisable, as detailed above.

         The Options are exercisable by you, subject to the aforesaid and to the other terms of the Plan (as defined below), from the end of the applicable Vesting Period and until June 30, 2008 (the "Exercise Period")., In the event any Options remain unexercised following the lapse of the Exercise Period, such Options and all the rights attached thereto shall expire.

         Please note that your right to exercise the Options is subject the Plan and to further conditions as specified hereinbelow.

4. Exercise of Options:

         Once the Options may be exercised (Section 3 hereinabove) and all other conditions for exercising the Options are fulfilled, you are entitled to notify the Company and the Trustee, by delivering an "Exercise Notice" in the form that shall be provided to you by the Company, that you wish to exercise a certain number of Options (but not more that the number of Options that have become exercisable until such date). The Exercise Notice shall be accompanied by payment for the Shares, equal to the product of (x) the number of Options you wish to exercise, and (y) the Exercise Price.

5. Section 102 of the Income Tax Ordinance and its Rules:

         The Option award is subject to the provisions of Section 102 of the Income Tax Ordinance [New version], 1961 (the "Ordinance" and "Section 102", respectively), as well as the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the "102 Rules"), promulgated thereunder. The complete version of Section 102 and the 102 Rules may be reviewed at/shall be delivered to you, upon your request, by the Company's Comptroller.

         Accordingly, the Company elected the Capital Gains Route in Section 102(b)(2) of the Ordinance (the "Capital Gains Route") for the purpose of the taxation of your income from the Options. In general, taxable income that should be attributed to you as a result of the grant of the Options will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon exercise of the Options ("Exercised Shares") or transfer of Options or Exercised Shares from the Trustee to you (a "Transfer"). In accordance with the Capital Gains Route, if the Options or the Exercised Shares are held in trust by the Trustee (see Section 6 below) until the end of 2006 (the "Trust Period"), gains derived from the sale of Exercised Shares shall be classified as capital gains and taxed at a rate of only 25%*.

         At the time of sale of the Exercised Shares or a Transfer, you shall be subject to a tax, which will be calculated, in general, according to difference between (a) the market price (or the actual sale price) of the Exercised Shares at such time, and (b) the Exercise Price**. Such tax shall be withheld at the source by the Company or the Trustee, in accordance with the provisions of the 102 Rules, and the transfer of Exercised Shares to you is conditioned upon the payment of such tax.

         You shall not be entitled to sell the Exercised Shares or to execute a Transfer, prior to the lapse of the Trust Period. Furthermore, any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends ("Rights"), shall be deposited with the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, you may sell Exercised Shares or Rights or execute a Transfer prior to the lapse of the Trust Period, provided, however, that tax is withheld at the source by the Company or the Trustee in accordance with the 102 Rules. In such case, your gains shall be classified as work income and you shall be subject to tax on such income at marginal tax rates (currently up to 49%) plus social security and national health insurance payments.

6. Trust:

         To secure performance of tax law requirements, the Options awarded to you according to this letter will be held in trust by the Trustee that was approved for this purpose by the tax authorities, who shall release them to you only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a Trust Deed was signed between the Company and the Trustee, which is held by the Company's Comptroller and available for your review. The conditions of the Trust Deed apply to the Options awarded to you; thus, you are required to carefully read the provisions of the said Trust Deed.

7. Option Plan:

         A more detailed outline of the terms relating to the Options is contained in the Company's Option Plan, as adopted by the Board of Directors of the Company - "Retalix Ltd. 2004 Israeli Share Option Plan" - as amended from time to time (the "Plan"). The Plan is held by the Company's Comptroller and available for your review, and you are requested to thoroughly review its terms and provisions.

8. Participation in the Option Plan:

         Your participation in the Plan is conditioned upon your signing this Notice and the undertaking below, and meeting all the requirements set by law for the award of options under the Capital Gains Route, including the terms of
Section 102 and the 102 Rules.

9. Non-Transferability:

         The Options that are granted to you are not transferable, except for transfer by will or by laws of descent or distribution.

10. Termination of Employment:

         In the event of the cessation of your employment in the Company or in a subsidiary of the Company (for the purposes of this section the term "Company" shall include also any subsidiary of the Company, as applicable), all the Options that were granted to you and are not yet vested at such time shall expire immediately. Options that are vested and exercisable will continue to be exercisable until the cessation of your employment, i.e. the date the employee-employer relationship between you and the Company shall cease, as defined in the Plan (the "Notice Period"). Furthermore, any Shares that you shall be entitled to purchase and for which the full Exercise Price has not been paid during the Notice Period, shall expire.

         Notwithstanding the aforesaid, if the cessation of your employment in the Company is in circumstances which do not entitle you to severance pay (or to reduced severance pay) under applicable law - all Options granted to you under the Plan, whether vested and exercisable or not, shall ipso facto expire.

         In the event of the cessation of your employment in the Company as a result of death, God forbid, or Disability (as such term is defined in the Plan), the Options that are vested and exercisable at such time will be exercisable by your legal representatives, estate or other person to whom your rights are transferred by will or by laws of descent or distribution, for a period of 180 days from the date of such cessation of your employment in the Company.

11. Reading the Plan:

         It is hereby clarified that reading this Notice is not, and cannot be, a substitute for the full and thorough reading of the Plan in its entirety. The Plan and the Trust Deed include important details that you should know and understand. In any case of contradiction between the aforesaid in this Notice and the Plan, or in any case of dispute on any of the issues discussed in this Notice, the provisions of Plan shall prevail.


         Lastly, we remind you once again that the Company's Comptroller shall assist you in any way and provide you any required explanation in relation to the exercise of your rights according to this Notice.


                            Wishing you best regards
                            Sincerely yours

                             -----------------------


                                     Consent

         I hereby approve and agree to all the aforesaid in this Notice and the Trust Deed and I declare that I am familiar with the provisions of Section 102 and the Capital Gains Route. I hereby undertake not to sell or transfer the Options and/or the Exercised Shares prior to the lapse of the Trust Period, unless I pay all taxes and other compulsory payments, which may arise in connection with such sale and/or transfer.


Employee Name: ____________                 Signature: __________________

-------------------------------------------------

* Except for a benefit derived at the time of grant of the Options, equal to the difference between (a) the average closing price of the Company's Share on a stock exchange during 30 trading days prior to the date of grant, and
    (b) the Exercise Price. Such benefit shall be subject to tax at the time of sale of the Exercised Shares, or a Transfer, as work income (i.e. at marginal tax rates (currently up to 49%) plus social security and national health insurance payments.

** The above tax description is a general summary only and does not refer to expenses involved with the exercise of Options and sale of Exercised Shares or changes in the Israeli Consumer Price Index, which may impact the final tax calculation.

                                   Exhibit 5.1

                           GOLDFARB, LEVY, ERAN & CO.

                                                  September 13, 2004

Retalix Ltd.
10 Zarhin Street
Raanana, 43000
Israel


Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Retalix Ltd. (the "Company"), relating to 600,000 of the Company's Ordinary Shares, NIS 1.00 nominal value per share, to be issued upon the exercise of share options granted under the 2004 Israeli Share Option Plan (the "Plan").

         We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

         As counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the shares pursuant to the Plan under Israeli law, and that the shares being registered pursuant to the Registration Statement, when issued in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                              Very truly yours,

                                              /s/ Goldfarb, Levy, Eran & Co.
                                              --------------------------------
                                              Goldfarb, Levy, Eran & Co.

             Consent of Kesselman & Kesselman, Independent Auditors


                                           Kesselman & Kesselman
                                           Certified Public Accountants (Isr.)
                                           Trade Tower, 25 Hamered Street
                                           Tel Aviv 68125 Israel
                                           P.O Box 452 Tel Aviv 61003 Israel
                                           Telephone +972-3-7954555
                                           Facsimile +972-3-7954556

                                                               Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM


We hereby consent to the incorporation by reference in the Registration Statement of Retalix Ltd. on Form S-8 of our report dated March 31, 2004 relating to the financial statements of Retalix Ltd., which appears in Retalix Ltd. Annual Repot on Form 20-F of for the year ended December 31, 2003.





                                          /s/Kesselman & Kesselman
                                          -------------------------
Tel Aviv, Israel                          Kesselman & Kesselman
    September 12, 2004                    Certified Public Accountant (Isr.)